Exhibit 10.3

FORBEARANCE AND LOAN MODIFICATION AGREEMENT

Series “A” Senior Secured Notes

This Agreement, effective January 31, 2025 (the “Effective Date”) is between Paid, Inc. (the “Holder”) and Embolx, Inc. (the “Company”).

STATEMENT OF FACTS

The Company is obligated to Holder pursuant to the following documents:

1.	Securities Purchase Agreement (the “Purchase Agreement”), dated March 12, 2024, among the Company, the Holder and the other Investors party thereto;

2.	25% Original Issue Discount Senior Secured “A” Note dated March 12, 2024 executed by Company in favor of Holder (the “Note”); and

3.	Security Agreement dated March 12, 2024 between Company and Holder, among other secured creditors.

Those documents, as they may have been amended from time to time, together with any documents executed or delivered in connection therewith, are herein collectively referred to as the “Loan Documents”. Holder is the holder of the Loan Documents. Capitalized terms used herein and not defined herein shall have the meanings ascribed in the Loan Documents.

Holder hereby declares Company to be in default of Company’s obligations under the Loan Documents, and Company acknowledges such default. Specifically, Company failed to pay all obligations evidenced by the Note on or before June 19, 2024 (the “Default”). Company has requested that Holder forbear from exercising its rights and remedies as a result of the Default and to modify their obligations under Loan Documents. Holder has agreed, but only as specifically set forth below.

TERMS OF AGREEMENT

In consideration of the mutual promises contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are acknowledged, Company and Holder agree as follows:

1.

Acknowledgment by Company. Company hereby acknowledges and agrees that as of the Effective Date that the amounts due under the Loan Documents in connection with the Series A, Series B and Series C Notes plus any new investment as part of the Forbearance and Loan Modification Agreement (as described in Section 6 below), results in the “Default Balance” as described in Schedule A1. The Default Balance includes all obligations owed for principal (including new investment), interest, penalties and fees. The Default Balance calculation is listed in Schedule A1 and shall be used to calculate any Mandatory Default Amount, Conversion Amount, prepayment amount, or Payment Amount with respect to the Series A, Series B and Series C Notes as of the Effective Date. The Default Balance for this Holder is:

Default Balance:         $5,967,100

2.

Validity of the Loan Documents. Company acknowledges that (a) the liabilities arising out of the Loan Documents (collectively, the “Obligations”) are the valid and binding obligations of Company enforceable in accordance with their terms; (b) the liens, encumbrances, mortgages, and security interests granted to Holder pursuant to the Loan Documents remain valid, binding, and enforceable; and (c) Holder may enforce the payment and performance of the Obligations under the Loan Documents, and in accordance with applicable law, except to the extent Holder has agreed to limit its rights pursuant to this Agreement. Holder reserves and does not waive any of its rights under the Loan Documents, the terms and conditions of which remain in full force and effect, except as specifically modified by this Agreement.

3.

Representations and Warranties. In order to induce Holder to enter into this Agreement, Company hereby affirms and restates as of the date hereof (a) each of its representations and warranties contained in the Loan Documents, excepting representations and warranties that speak to a particular date, and (b) Company has entered into the Co-Marketing Agreement with Varian dated December 14, 2024 in the form attached hereto as schedule 3.1 (the “Varian Agreement”) All of the recitals to this Agreement shall constitute representations and warranties made by Company in the Loan Documents.

4.

Cooperation. The current list of Noteholders and amounts owed is set forth as Schedule A1. The Company agrees to promptly execute and deliver to Holder on or before the Effective Date, or at such later date as Holder shall request or require, such documents as Holder shall reasonably request to effectuate this Agreement, all of which shall be satisfactory to Holder in form and substance, in Holder’s reasonable discretion. As of the Effective Date, Company shall have delivered to Paid, Inc., no later than the Effective Date, executed proxies to Paid, Inc. that constitute a majority of each class of shareholders set forth on Schedule A2, in the form of proxy set forth on Schedule B, which such proxies shall replace any prior proxies given by such noteholder to Paid, Inc. and which such proxies shall be effective through October 31, 2025 (the “Proxies”).

5.

Forbearance by Holder. Subject to the performance and observance of the obligations evidenced by the Loan Documents and this Agreement, and except as otherwise set forth herein, Holder agrees to forbear from the exercise of Holder’s rights to demand immediate payment of all of the Company’s obligations to Holder for the period (the “Forbearance Period”) commencing on the Effective Date and terminating on the date which is the earliest to occur of one of the following events (each a “Forbearance Termination Event”): (a) the failure of Company to comply with the terms of this Agreement; (b) the occurrence of an Event of Default under the Loan Documents after the Effective Date; (c) the failure of Company to comply with the terms of any other material written agreements with or material obligations to Holder; (d) the initiation of any federal or state bankruptcy, insolvency or similar proceeding by or against the Company; (e) the commencement of litigation or legal proceedings by Company against Holder, or any of Holder’s affiliates; (f) with respect to the Varian Agreement, any (A) dissolution, cancelation or termination (provided that, if the Company desires to terminate the agreement it may do so with the written approval of a majority in principal of each of the Series A Notes, Series B Notes and/or Series C Notes) or (B) modification that adversely affects the Holder, or (C) any material breach, or nonpayment by Varian for a period that exceeds 60 days for any amount due under the Varian Agreement, or(g) September 30, 2025.

Upon the occurrence of a Forbearance Termination Event, all of the Obligations shall be immediately due and payable to Holder and Holder shall be free in its sole and absolute discretion to proceed to enforce any or all of Holder’s rights and remedies under the Loan Documents and applicable law. All of Company’s obligations and liabilities to Holder hereunder (including without limitation Company’s payment obligations) shall survive a Forbearance Termination Event, and all such obligations are secured under the Loan Documents, this Agreement, and any other documents, instruments or agreements pursuant to which Company may, from time to time, grant to Holder collateral security for its obligations to Holder.

6.

Modification of Loan Agreements. Holder and Company acknowledge and agree that the terms of this Agreement hereby modify the Loan Documents to the extent set forth herein. Holder and Company agree that the new Original Principal Amount for purposes of any calculation shall hereinafter be modified to equal to the Default Balance as defined in this Agreement. This Default Balance includes new funding of $687,500, that results in an increment to Original Principal Amount of $916,664 with the application of the Original Issue Discount. This new total Default Balance is listed in Schedule A1 and shall be used to calculate any Conversion Amount (with respect to Series A Notes), Mandatory Default Amount or Payment Amount owed after the Effective Date. Company shall not authorize the forbearance, prepayment or repayment of any other Indebtedness, or any amendment of any terms of other Indebtedness, without Holder’s prior written consent. Company shall not authorize the forbearance, prepayment or repayment of any other Indebtedness, or any amendment of any terms of any other Indebtedness without Holder’s prior written consent. In addition, the Holder and Company agree that Section 5.05 of the Purchase Agreement is to be amended and restated in its entirety to read as follows:

“Section 5.05 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding at least a majority in principal amount of each of the Series A Notes, Series B Notes and/or Series C Notes (as applicable) then outstanding or affected thereby or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided that until February 1, 2027, a majority in principal of each of the Series A Notes, Series B Notes and/or Series C Notes (as applicable) then outstanding shall be sufficient to approve such waiver and such waiver shall apply to the Company and each Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.”

7.

Ratification of Obligations. The Company hereby confirms and ratifies the obligations established under the Loan Documents and the continuing and continuous security interest, pledges, and mortgages in, of and to all collateral granted with respect to the Loan Documents. Holder hereby consents to the form of Forbearance to be executed by each holder of Series A Notes with respect to their Series A Notes as attached hereto as Schedule C. Holder hereby consents to the form of Forbearance of the Series B Notes as attached hereto as Schedule D. Holder hereby consents to the form of Forbearance of the Series C Notes as attached hereto as Schedule E. Holder hereby consents to an additional $687,500 in Original Issue Discount in financing (and $916,664 as Original Principal Amount”) of Series A Notes from each existing Series A lenders and/or their affiliates and/or family members on the same terms as the prior Series A Notes from such other lenders, as long as funded prior to the Effective Date of this agreement. The list of Series A holders, Series B holders, and Series C holders and all Default Balances owed after this Agreement, including any new funding, is set forth hereto in Schedule A1.

8.

Release of Holder. Effective upon the execution of this Agreement by Company, and in consideration of Holder’s agreement to enter into this Agreement, to the extent that Company may have any off-sets, defenses or claims against Holder, its subsidiaries, affiliates, parents, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively, the “Holder Affiliates”), Company and its partners, subsidiaries, affiliates, parents, shareholders, officers, directors, employees, agents, trustees, beneficiaries, attorneys, heirs, successors, assigns, and executors, (collectively, the “Company Parties”), jointly and severally, release, acquit and forever discharge Holder Affiliates of and from any and all manners of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever asserted or unasserted, in contract, tort, law or in equity which Company Parties ever had or now have upon or against any Holder Affiliates by reason of any matter, cause, causes or thing whatsoever existing on the Effective Date including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated and including but not limited to any claim that relates to, in whole or in part, directly or indirectly (a) the making or administration of the loans evidenced by the Loan Documents, including, without limitation, such claims and defenses related thereto; (b) any covenants, agreements, duties, or obligations set forth in the Loan Documents; (c) the actions or omissions of any of the Holder Affiliates in connection with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or at law or in equity; (d) lost profits; (e) loss of business opportunity; (f) increased financing costs; (g) increased legal or administrative fees; or (h) damages to business reputation.

9.

Authority. The Company represents and warrants to Holder that: (a) all necessary action on the part of Company to be taken in connection with the execution, delivery and performance of this Agreement has been duly taken; and (b) the execution, delivery and performance by Company of this Agreement, does not constitute a violation or breach of Company’s governing documents, charter, operating agreement, limited liability company agreement, partnership agreement, bylaws, or any other agreement, trust or law by which any of Company is bound.

10.

Conflicting Provisions. If any conflict arises between the provisions of this Agreement and the provisions of the Loan Documents, the provisions of this Agreement shall prevail. All other provisions of the Loan Documents will remain in effect.

11.

Negation of Partnership. The relationship between Company and Holder is that of debtor and creditor. Nothing contained in this Agreement will be deemed to create a partnership or joint venture between Company and Holder, or to cause Holder to be liable or responsible in any way for the actions, liabilities, debts, or obligations of Company.

12.

Severability. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

13.	Headings. All headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

14.

Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and a copy thereof delivered to each party under this Agreement.

15.

Amendment. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties against whom enforcement of the change, waiver, discharge or termination is sought.

16.

Governing Law. This Agreement will be interpreted and construed under the laws of the State of Delaware, regardless of the domicile of any party, and will be considered to have been made, executed and performed in Delaware. The parties consent to the jurisdiction of the courts in the State of Delaware, the United States District Court for the District of Delaware, and any court to which an appeal may be taken from such courts.

17.

Notice. Any notice required hereunder shall be in writing and shall be deemed to be properly given on the next business day after being sent by overnight courier or on the day when transmitted by telecopier or personally delivered in hand in the same manner set forth in the Loan Documents.

18.

Consent to Jurisdiction; Waivers. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF DELAWARE OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF DELAWARE OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF DELAWARE, AND (III) TOTHE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES.

[Signature Page Follows]

EXECUTED as a sealed instrument effective as of the day and year first above written.

PAID, Inc /s/ W. Austin Lewis, IV By: Austin Lewis Its: CEO EMBOLX, INC. /s/ Michael Allen By: Michael Allen Its: President

List of Schedules

Schedule A1	List of A, B, C Noteholders; default Balance Amounts as of 1/31/25
Schedule A2	List of Shareholders executing proxies
Schedule B	Form of Proxy
Schedule C	Form of A Noteholders Forbearance
Schedule D	Form of B Noteholders Forbearance
Schedule E	Form of C Noteholders Forbearance